Exhibit 23.01


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hemispherx Biopharama, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-57134) of our report dated March 13, 2003, except for Note
12 which is of March 31, 2003, relating to the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries for the year ended December 31, 2002 appearing in the Company's Annual Report on Form 10-K/A-2.





                                      /x/ BDO Seidman, LLP

Philadelphia, Pennsylvania
September 9, 2003